Exhibit 107

Calculation of Filing Fee Tables

Form S-3 (Form Type)

Entera Bio Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value NIS 0.0000769 per share	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Equity	Warrants	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Rights	(1)	(1)	(1)	(1)	(1)	(1)
Fees to be paid	Other	Units	(1)	(1)	(1)	(1)	(1)	(1)
Fees to be paid	Unallocated (universal shelf)	Unallocated (universal shelf)	457(o)	(1)	(1)	$26,133,502.00(1)	$92.70 per $1,000,000	$2,422.58
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary shares, par value NIS 0.0000769 per share	(2)	(2)		(2)			F-3	333-239843	July 22, 2020	(2)(3)
Carry Forward Securities	Equity	Warrants	(2)	(2)		(2)			F-3	333-239843	July 22, 2020	(2)(3)
Carry Forward Securities	Debt	Debt Securities	(2)	(2)		(2)			F-3	333-239843	July 22, 2020	(2)(3)
Carry Forward Securities	Other	Rights	(2)	(2)		(2)			F-3	333-239843	July 22, 2020	(2)(3)
Carry Forward Securities	Other	Units	(2)	(2)		(2)			F-3	333-239843	July 22, 2020	(2)(3)
Carry Forward Securities	Unallocated (universal shelf)	Unallocated (universal shelf)	457(o)	(2)		$73,866,498.00(2)			F-3	333-239843	July 22, 2020	$9,587.87(2)(3)
	Total Offering Amounts					$100,000,000.00	$92.70 per $1,000,000	$9,270.00
	Total Fees Previously Paid							-
	Total Fee Offsets							$9,270.00
	Net Fee Due							$0

(1)
Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $26,133,502.00. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $73,866,498.00. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered on the Company’s Registration Statement on Form F-3 (No. 333-239843) filed on July 13, 2020, and declared effective on July 22, 2020 (the “Prior Registration Statement”). The filing fees previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.